UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 22, 2006

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place Moline, Illinois 61265
(Address of principal executive offices and zip code)

(309) 765-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

John Deere Omnibus Equity Incentive Plan

On February 22, 2006, at the Annual Meeting of Stockholders of Deere & Company (“Deere”) the stockholders approved amendments to the John Deere Omnibus Equity and Incentive Plan (the “Plan”).

Stockholders originally approved the Plan in 2000 and approved amendments to the Plan in 2003. The Plan allows Deere to grant our salaried employees a range of compensation awards based on or related to Deere common stock, including stock options, stock appreciation rights, restricted stock or stock units, performance awards and substitute awards. Employees may lose certain of their awards unless they meet performance goals or restrictions are removed. We may use previously unissued common stock or common stock held in treasury for awards under the Plan.

The Plan initially reserved 9,500,000 shares of common stock plus approximately 4,900,000 unused shares unauthorized for prior plans. Of this total amount, 1,000,000 shares could be used for awards other than options and stock appreciation rights, including performance and restricted awards. Amendments approved in 2003 authorized an additional 9,000,000 shares for grants of options and stock appreciation rights.

As of December 31, 2005, approximately 2,619,889 shares remained available for new awards under the Plan.

The amendments approved at the February 22, 2006 stockholders meeting authorized an additional 8,250,000 shares for awards under the Plan. The amendments also provide that the number of shares authorized for the Plan will be reduced by approximately 2.5 shares for each share awarded in the future for full value awards, such as restricted stock, restricted stock units and performance awards. Generally, full value awards are any awards other than stock options and stock appreciation rights. The number of authorized shares is reduced by a greater amount in recognition of the greater initial value of these types of awards. This reduction rule replaced the separate limit of 1,000,000 shares for full value awards that previously applied. The amendments also extended the term of the Plan by three years, until December 31, 2011.

The description which follows is qualified in its entirety by reference to the full text of the Plan as set forth in the exhibit.

Principal Features of the Plan

Administration

The Compensation Committee of the Board (“Committee”) administers the Plan. The Committee is responsible for interpreting and administering the Plan and for selecting those salaried employees (including executive officers) who will receive awards. The Committee may delegate any of its authority under the Plan to other persons, including officers of Deere, except for its authority to amend, suspend or terminate the plan and as prohibited by law or regulation.

Eligibility and Participation

Salaried employees, including executive officers, of Deere and its subsidiaries are eligible to receive awards under the Plan. The Committee in its discretion, selects those eligible employees who will receive awards. Deere is not obligated to make awards under the Plan at any time.

Individual Limits

During any fiscal year, no executive officer may receive awards of stock options and stock appreciation rights covering more than 1,184,358 shares (0.5% of the total number of Deere shares outstanding at November 1, 2005). In addition, no executive officer may receive more than 300,000 shares of our common stock in any fiscal year pursuant to performance awards, restricted stock awards and restricted stock equivalent awards.

Options and Stock Appreciation Rights

The per share exercise price of options granted under the Plan may not be less than the fair market value of a share of Deere common stock on the date of grant. The exercise price may not be modified once it is established. For purposes of the Plan, the fair market value of a share on any date is the average of the highest and lowest sale prices on the New York Stock Exchange during regular trading hours on that date (or the last date on which this information was reported). With certain exceptions, optionees may pay the exercise price of options in cash, in Deere common stock or in a combination of cash and stock.

The Committee may designate options awarded under the Plan as incentive stock options (“ISOs”), a type of option authorized under the Internal Revenue Code. Options not designated as ISOs are referred to as “nonqualified” options. In recent years, Deere has issued only nonqualified options.

The Plan also authorizes the Committee to grant stock appreciation rights. A stock appreciation right entitles the grantee to receive, upon exercise of the right, an amount equal to the excess of (a) the fair market value of a specified number of shares of Deere common stock, minus (b) the exercise price of the right. The exercise price may not be less than the fair market value of Deere common stock on the date the right is granted. We may pay the amount due to the holder of a stock appreciation right in Deere common stock, in cash or in a combination of cash and stock. Stock appreciation rights may be either unrelated to a stock option or may be alternative to (“in tandem with”) an option.

The date when stock options and stock appreciation rights first become exercisable must be at least six months after the date of grant. Options and stock appreciation rights may have a term of up to ten years.

Options and stock appreciation rights generally remain exercisable for a limited time following termination of employment due to death, disability, retirement or with the consent of the Committee. Upon any other kind of termination, options and stock appreciation rights immediately expire.

Performance Awards

The Committee may grant performance awards either as performance shares (with each performance share representing one share of Deere common stock) or performance units (representing a dollar amount established by the Committee at the time of the award). Performance awards are earned over a performance period of at least one year. There may be more than one performance award in existence at any one time, and the performance periods may differ or overlap.

The Committee establishes minimum, target, and maximum performance goals when it makes performance awards. The Committee determines the portion of the performance award earned by the participant based on the degree to which the performance goals are achieved over the relevant performance period. A participant will not earn any portion of a performance award unless the minimum performance goals are met. When earned, we may pay performance awards in cash, in Deere common stock or in a combination of cash and stock, and in a lump sum or in installments. The Committee determines the form and manner of payment.

The Committee, as it deems appropriate, may establish performance goals for each performance period from among any of the following factors, or any combination of the following.

•   total stockholder return;

•   growth in revenues, sales, settlements, market share, customer conversion, net income, stock price, and/or earnings per share of common stock;

•   return on assets, net assets, and/or capital;

•    return on stockholders’ equity;

•    economic value added;

•    improvements in costs and/or expenses; or

•    any similar performance measure established by the Committee

The Plan also authorizes the Committee, subject to the restrictions of Section 162(m) of the Internal Revenue Code, to reduce grants or adjust performance goals if we acquire or dispose of certain assets or securities.

Restricted Stock or Restricted Stock Equivalents

Restricted stock or restricted stock equivalents have restriction periods and price goals that the Committee designates at the time of the award. Restriction periods must be at least three years for time-based restrictions and at least one year for performance-based restrictions. A maximum of 5% of the aggregate shares authorized for the Plan may be restricted stock or stock equivalents with no minimum vesting periods.

Each restricted stock equivalent represents the right to receive an amount determined by the Committee at the time of the award. The value of a restricted stock equivalent may be equal to the full monetary value of one share of our common stock. Any award of restricted stock or stock equivalents to an executive officer intended to qualify as performance-based compensation must include a stock price goal during the restriction period.

Other Awards

The Committee may grant other forms of equity-based awards consistent with the purposes of the Plan. The Committee may base other awards on the value of Deere common stock or other criteria. Other awards with a performance goal may not vest in less than one year. Other awards without a performance goal may not vest in less than three years. Other awards include the restricted stock units which have been awarded annually to certain officers since December 2002.

The Plan also authorizes the Committee to grant awards in substitution for awards granted by an entity that Deere acquires or that combines with Deere. Substitute awards count against the Plan’s authorized share limits. Substitute awards are not subject to the minimum holding period and minimum exercise price provisions of the Plan.

Stockholder Rights

During the performance or restriction period, participants have the right to receive dividends and to vote the shares of common stock that they have been awarded. Holders of stock options, however, do not have rights as a stockholder prior to exercise. Holders of restricted stock units also do not have rights as a stockholder prior to vesting and payment in shares. With limited exceptions, participants may not transfer, assign, pledge, or encumber awards under the Plan.

Cash Equivalents and Deferral

The Committee may permit participants to elect to receive performance awards and restricted stock in cash instead of shares. The Committee may also award cash equivalent awards or other alternative forms of awards to employees of foreign subsidiaries or branches. Payments of cash equivalent awards are applied against the Plan’s authorized share limits based on the fair market value of the common stock covered by the awards. The Committee may also permit participants eligible for our voluntary deferred compensation plan to elect within certain time limits to defer cash payments of performance and restricted awards.

Obligations to Deere	Participants who leave Deere may lose their unexercised stock options and stock appreciation rights, their unearned performance awards and their restricted stock and stock equivalent awards, if they fail to honor consulting or noncompetition obligations to Deere or fail to satisfy other terms specified in the award.

Change in Control

If there is a change in control or potential change in control of Deere, the restrictions and vesting requirements of awards may, subject to certain regulatory restrictions, lapse and the value of other awards may be paid to the participants in cash (at the “change in control price” defined in the Plan).

For purposes of the Plan, a change of control is generally considered to have occurred if any of the following occur: (i) a third party or persons acting as a group acquire 50% or more of the combined voting power or total fair market value of the Company’s outstanding stock; (ii) there is a change in majority of the incumbent Board of Directors of the Company (other than through election of nominees who are approved by a vote of at least a majority of the directors then in office); (iii) any merger or consolidation of the Company (other than certain transactions that do not result in a substantial change in proportional ownership of the Company); or (iv) the complete liquidation or a sale of all or substantially all of the Company’s assets in which one or more persons acting as a group acquires 40% or more of the total fair market value of all company assets. A potential change of control is defined generally to include the entering into of an agreement the consummation of which would result in a change of control, or the acquisition by a third party of securities representing 5% or more of the combined voting power of the company accompanied by a determination by the Board of Directors of the Company that a potential change of control has occurred for purposes of the Plan.

The lapse of limitations and payment of the value of incentive shares in the event of a change in control or potential change in control may increase the net cost of the change in control and, thus, theoretically could render more difficult or discourage a change in control, even if the change in control would benefit Deere stockholders generally.

Amendment and Adjustment

The Committee may suspend or terminate the Plan at any time, but stockholder approval is required for the following amendments (to the extent stockholder approval is required by law, agreement or the rules of any exchange upon which Deere common stock is listed):

•     increasing the amount of common stock authorized for awards (other than as a result of a stock dividend, stock split or similar transaction);

•      modifying the eligibility requirements;

•      materially increasing participants’ benefits; or

•     extending the term of the Plan.

No amendment, suspension or termination of the Plan may materially and adversely affect any outstanding awards without the consent of the participant.

If there is a stock dividend or stock split, a combination or another kind of increase or reduction in the number of issued shares of Deere common stock, the Board of Directors or the Committee may adjust the number and type of shares authorized under the Plan and covered by outstanding awards

Item 9.01	Financial Statements and Exhibits

	(c)	Exhibits

		(10)	John Deere Omnibus Equity and Incentive Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ James H. Becht
James H. Becht
Secretary

Dated: February 22, 2006

EXHIBIT INDEX

Number and Description of Exhibit

(10)	John Deere Omnibus Equity and Incentive Plan.